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                                                               EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 dated September 9, 1993 and September 13, 1993 and Form S-3 dated February 13, 1995.




Arthur Andersen LLP


The Woodlands, Texas
March 27, 1998